EXHIBIT 32.2
ULTRA CLEAN HOLDINGS, INC.
SARBANES-OXLEY ACT SECTION 906 CERTIFICATION
     The certification set forth below is being submitted in connection with the annual report on Form 10-K of Ultra Clean Holdings, Inc. for the year ended December 31, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ultra Clean Holdings, Inc.
Date: March 29, 2007

/s/ Jack Sexton
Jack Sexton
Chief Financial Officer